Exhibit 99.1

Amarin Reports First Quarter 2024 Business Update and Financial Results

-- New VAZKEPA® Patent Issued by European Patent Office Extends Intellectual Property Protection in Europe Until 2039 --

-- In Europe, ~35% Revenue Growth, ~65% In-Market Sales Growth Q1 '24 versus Q4 '23 Driven by Spain and the UK --

-- Current Cash Position of $308 Million; Remains Stable Over Seven Quarters --

-- Share Repurchase Program of up to $50 Million Approved by Shareholders; Repurchases Expected to Commence Following UK High Court Approval in Second Quarter 2024 --

-- Company to Host Conference Call Today at 8:00 a.m. EDT --

DUBLIN, Ireland and BRIDGEWATER, N.J., May 1, 2024 -- Amarin Corporation plc (NASDAQ:AMRN), today provided an update on the Company’s business highlights and announced financial results for the quarter ended March 31, 2024.

"Our team continued to make progress across aspects of our business in the first quarter of 2024. In Europe, we successfully secured patent protection extending our intellectual property until 2039, which enhances the value of the business. Our team in Europe delivered ~65% in-market sales growth in the first quarter 2024 versus fourth quarter 2023, led by double-digit percentage increases in patients on therapy in Spain and the U.K., and continued to advance pricing and reimbursement efforts. In the U.S., a genericized market, revenues declined 41% versus first quarter 2023, primarily driven by net selling price due to generic competition. However, as a result of our IPE market leadership and prudent expense management, the U.S. business delivered significant profit which funds our operations in Europe and supports our cash position. In addition, our partnerships across Rest of World are advancing. Finally, we secured shareholder approval for our share repurchase program, and we expect share repurchases to begin following UK High Court approval in the second quarter,” said Patrick Holt, President & CEO of Amarin. “Overall, we are encouraged by the progress we have made in the first quarter, we remain confident in the business and are focused on enhancing the value of Amarin for the future.”

Europe

•
In the first quarter, Amarin received a Decision to Grant from the European Patent Office (EPO) for a new patent covering VAZKEPA® (icosapent ethyl) that extends VAZKEPA exclusivity until 2039.
•
The Amarin team advanced growth in Europe, with ~65% in-market sales growth in the first quarter 2024 versus the fourth quarter 2023, led by Spain and the U.K.:
o
In Spain, the team continues to achieve strong launch growth. In Spain, patients on VAZKEPA therapy increased ~91% in the first quarter of 2024 versus the fourth quarter of 2023.
o
In the UK, the team is executing against a more focused strategy and is delivering consistent uptake in key accounts. In the U.K., patients on VAZKEPA therapy increased ~28% in the first quarter of 2024 versus the fourth quarter of 2023.

•
The Company is also making progress on pricing and reimbursement processes across European markets:
o
In Italy, Amarin has resubmitted its dossier to health authorities.
o
In France, plans remain on-track to submit strengthened dossier in 2024.
o
In Germany, continued work is being done on a potential resubmission.
o
The Company is also making progress in securing five additional positive pricing and reimbursement outcomes in other European markets in 2024. We expect to report pricing and reimbursement outcomes in Greece and Portugal in the near future.

United States

•
Amarin continues to maintain IPE market leadership, beginning the year with exclusive accounts representing 50%+ of the total market. Market share has remained stable in the U.S. for six consecutive quarters as we continue to deliver profit from this business.
•
U.S. product net revenue was $48.1 million in the first quarter of 2024, compared to $82.3 million in the first quarter of 2023. This decrease was driven primarily by a reduction in net selling price due to generic competition.

Rest of World (RoW)

Amarin and its partners in the RoW continue to make commercial launch, market access and regulatory progress across key territories:

•
In China, the 2nd largest cardiovascular market globally by population, Amarin’s partner Edding continues to support the launch of VASCEPA in VHTG with a focused strategy. In the first quarter of 2024, Edding achieved 100% sales growth versus the fourth quarter 2023. The cardiovascular risk reduction indication filing remains on-track.
•
In Canada, Amarin’s partner HLS recently secured public access for VASCEPA in British Columbia. This reimbursement paves the way for VASCEPA in the private market in the province.
•
In Australia, Amarin’s partner CSL Seqirus continues to advance the submission for VAZKEPA reimbursement with local health authorities, and timelines for potential reimbursement remain on-track.

R&D/Medical Affairs

•
Five supported data abstracts focused on advancing the medical community’s understanding of the role, value and potential mechanism of action of VASCEPA/VAZKEPA to reduce cardiovascular events in at-risk patients globally were presented at the American College of Cardiology’s Annual Scientific Session & Expo, April 6 – 8, 2024 in Atlanta, GA.

Financial Update

Total net revenue for the three months ended March 31, 2024 was $56.5 million, compared to $86.0 million in the corresponding period of 2023, a decrease of 34%. Net product revenue for the three months ended March 31, 2024 was $55.2 million, compared to $84.7 million in the corresponding period of 2023, a decrease of 35%. This decrease was driven primarily by an impact in net selling price due to US generic competition. U.S. net product revenue was $48.1 million for the three months ended March 31, 2024 compared to $82.3 million in the corresponding period of 2023. For the three months ended March 31, 2024, European net product revenue was $1.9 million and RoW net product revenue was $5.2 million primarily from supply shipments to our partner Edding.

Licensing and royalty revenue for the three months ended March 31, 2024 was $1.4 million, compared to $1.3 million in the corresponding period of the prior year, both periods consist of revenue recognized related to VASCEPA-related regulatory milestones and commercial sales from our partners in Canada, the China region, Australia/New Zealand and the Middle East.

Cost of goods sold for the three months ended March 31, 2024 was $24.6 million, compared to $38.0 million in the corresponding period of 2023. Amarin’s overall gross margin on net product revenue for the three months ended March 31, 2024 and 2023 was 55%. Excluding the inventory restructuring charge in Q1 2023, gross margin was 70%.

Selling, general and administrative expenses for the three months ended March 31, 2024 was $39.9 million, compared to $59.6 million in the corresponding period of the prior year. This decrease was primarily due to the organization restructuring plan enacted in July 2023.

Research and development expenses for the three months ended March 31, 2024 were $5.6 million, compared to $5.7 million in the corresponding period of the prior year.

Under U.S. GAAP, Amarin reported a net loss of $10.0 million for the three months ended March 31, 2024, or basic and diluted loss per share of $0.02. This net loss includes $5.2 million in non-cash stock-based compensation. For the three months ended March 31, 2023, Amarin reported net loss of $16.5 million, or basic and diluted loss per share of $0.04. This net loss included $5.6 million in non-cash stock-based compensation expense.

Excluding non-cash stock-based compensation expense and restructuring expense, non-GAAP adjusted net loss was $4.7 million for the three months ended March 31, 2024 or non-GAAP adjusted basic and diluted loss per share of $0.01, compared with non-GAAP adjusted net income of $7.6 million for the three months ended March 31, 2023, or non-GAAP adjusted basic and diluted earnings per share of $0.02. As of March 31, 2024, Amarin reported aggregate cash and investments of $308.2 million.

2024 Financial Outlook

Amarin continues to make progress on reducing operating expenses and managing its cash position and is on-track to deliver $40 million of annual savings based on the reduction in force announced in July 2023. With the recent cash preservation initiatives, Amarin reiterates its belief that current cash and investments and other assets are adequate to support continued operations including the share repurchase program. We will continue to focus on cash preservation and prudently invest in the right opportunities which are value additive.

Conference Call and Webcast Information

Amarin will host a conference call on May 1, 2024, at 8:00 a.m. ET to discuss this information. The conference call can be accessed on the investor relations section of the company's website at www.amarincorp.com, or via telephone by dialing 888-506-0062 within the United States, 973-528-0011 from outside the United States, and referencing conference ID 207947. A replay of the call will be made available for a period of two weeks following the conference call. To listen to a replay of the call, dial 877-481-4010 from within the United States and 919-882-2331 from outside of the United States, and reference conference ID 50260. A replay of the call will also be available through the company's website shortly after the call.

About Amarin

Amarin is an innovative pharmaceutical company leading a new paradigm in cardiovascular disease management. We are committed to increasing the scientific understanding of the cardiovascular risk that persists beyond traditional therapies and advancing the treatment of that risk for patients worldwide. Amarin has offices in Bridgewater, New Jersey in the

United States, Dublin in Ireland, Zug in Switzerland, and other countries in Europe as well as commercial partners and suppliers around the world.

About VASCEPA®/VAZKEPA® (icosapent ethyl) Capsules

VASCEPA (icosapent ethyl) capsules are the first prescription treatment approved by the U.S. Food and Drug Administration (FDA) comprised solely of the active ingredient, icosapent ethyl (IPE), a unique form of eicosapentaenoic acid. VASCEPA was launched in the United States in January 2020 as the first drug approved by the U.S. FDA for treatment of the studied high-risk patients with persistent cardiovascular risk despite being on statin therapy. VASCEPA was initially launched in the United States in 2013 based on the drug’s initial FDA approved indication for use as an adjunct therapy to diet to reduce triglyceride levels in adult patients with severe (≥500 mg/dL) hypertriglyceridemia. Since launch, VASCEPA has been prescribed more than twenty million times. VASCEPA is covered by most major medical insurance plans. In addition to the United States, VASCEPA is approved and sold in Canada, China, Lebanon and the United Arab Emirates. In Europe, in March 2021 marketing authorization was granted to icosapent ethyl in the European Union for the reduction of risk of cardiovascular events in patients at high cardiovascular risk, under the brand name VAZKEPA. In April 2021 marketing authorization for VAZKEPA (icosapent ethyl) was granted in Great Britain (applying to England, Scotland and Wales). VAZKEPA (icosapent ethyl) is currently approved and sold in Europe in Sweden, Denmark, Finland, Austria, the UK, Spain and the Netherlands.

United States
Indications and Limitation of Use

VASCEPA is indicated:

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As an adjunct to maximally tolerated statin therapy to reduce the risk of myocardial infarction, stroke, coronary revascularization and unstable angina requiring hospitalization in adult patients with elevated triglyceride (TG) levels (≥ 150 mg/dL) and
o
established cardiovascular disease or
o
diabetes mellitus and two or more additional risk factors for cardiovascular disease.
•
As an adjunct to diet to reduce TG levels in adult patients with severe (≥ 500 mg/dL) hypertriglyceridemia.

The effect of VASCEPA on the risk for pancreatitis in patients with severe hypertriglyceridemia has not been determined.

Important Safety Information

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VASCEPA is contraindicated in patients with known hypersensitivity (e.g., anaphylactic reaction) to VASCEPA or any of its components.
•
VASCEPA was associated with an increased risk (3% vs 2%) of atrial fibrillation or atrial flutter requiring hospitalization in a double-blind, placebo-controlled trial. The incidence of atrial fibrillation was greater in patients with a previous history of atrial fibrillation or atrial flutter.
•
It is not known whether patients with allergies to fish and/or shellfish are at an increased risk of an allergic reaction to VASCEPA. Patients with such allergies should discontinue VASCEPA if any reactions occur.
•
VASCEPA was associated with an increased risk (12% vs 10%) of bleeding in a double-blind, placebo-controlled trial. The incidence of bleeding was greater in patients receiving concomitant antithrombotic medications, such as aspirin, clopidogrel or warfarin.

•
Common adverse reactions in the cardiovascular outcomes trial (incidence ≥3% and ≥1% more frequent than placebo): musculoskeletal pain (4% vs 3%), peripheral edema (7% vs 5%), constipation (5% vs 4%), gout (4% vs 3%), and atrial fibrillation (5% vs 4%).
•
Common adverse reactions in the hypertriglyceridemia trials (incidence >1% more frequent than placebo): arthralgia (2% vs 1%) and oropharyngeal pain (1% vs 0.3%).
•
Adverse events may be reported by calling 1-855-VASCEPA or the FDA at 1-800-FDA-1088.
•
Patients receiving VASCEPA and concomitant anticoagulants and/or anti-platelet agents should be monitored for bleeding.

FULL U.S. FDA-APPROVED VASCEPA PRESCRIBING INFORMATION CAN BE FOUND AT WWW.VASCEPA.COM.

Europe

For further information about the Summary of Product Characteristics (SmPC) for VAZKEPA® in Europe, please visit: https://www.medicines.org.uk/emc/product/12964/smpc.

Globally, prescribing information varies; refer to the individual country product label for complete information.

Additional Information Regarding Amarin Share Repurchase Agreement

The implementation of the repurchase agreement is conditional upon shareholder and UK court approval, as required under UK company law. At its annual general meeting of shareholders on April 18, 2024, shareholders provided approval for the Company to proceed with the requisite court process to undertake a reduction of capital in order to create the necessary distributable profits for the funding of the repurchases. Amarin anticipates that UK court approval could be completed by the end of the second quarter of 2024, with share repurchases commencing shortly thereafter. Following receipt of the requisite approvals, Cantor will purchase such ADSs in compliance with the safe harbor provisions of Rule 10b-18 of the U.S. securities laws and the terms of the approved repurchase contract.  The repurchase program will conclude at such time as Cantor has purchased $50 million of ADSs, unless terminated earlier by either Amarin or Cantor, as provided for in the repurchase agreement. Subject to the necessary court approval being obtained, the repurchases will be funded out of distributable profits utilizing the Company’s existing cash resources. The repurchase program was approved by the Amarin board in compliance with UK company law regarding distributions and the maintenance of capital. A copy of the repurchase agreement will be available for inspection by Amarin’s shareholders at the registered office address of Amarin in the run up to the 2024 annual general meeting and, once entered into, will be available for inspection for at least 10 years from the date of such agreement.

Use of Non-GAAP Adjusted Financial Information

Included in this press release are non-GAAP adjusted financial information as defined by U.S. Securities and Exchange Commission Regulation G. The GAAP financial measure most directly comparable to each non-GAAP adjusted financial measure used or discussed, and a reconciliation of the differences between each non-GAAP adjusted financial measure and the comparable GAAP financial measure, is included in this press release after the condensed consolidated financial statements.

Non-GAAP adjusted net (loss) income was derived by taking GAAP net loss and adjusting it for non-cash stock-based compensation expense, restructuring expense and other one-time expenses. Management uses these non-GAAP adjusted financial measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the company’s performance and to evaluate and compensate the company’s executives. The company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP adjusted financial measures provide investors with a better understanding of the company’s historical results from its core business operations.

While management believes that these non-GAAP adjusted financial measures provide useful supplemental information to investors regarding the underlying performance of the company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2023 and the potential impact and outlook for achievements in 2024 and beyond; Amarin’s 2024 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s annual report on Form 10-K for the full year ended 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Implementation of the share repurchase program is subject to shareholder and UK court approval, which may not be obtained in a timely manner or at all; Cantor may be unable to repurchase some or all of the ADSs within the parameters provided for in the share repurchase agreement; and the share repurchase may not have the expected results.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com

-Tables to Follow-

CONSOLIDATED BALANCE SHEET DATA
(U.S. GAAP)
Unaudited

	March 31, 2024	December 31, 2023
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$213,944	$199,252
Restricted cash	525	525
Short-term investments	94,235	121,407
Accounts receivable, net	115,806	133,563
Inventory	255,280	258,616
Prepaid and other current assets	8,142	11,618
Total current assets	687,932	724,981
Property, plant and equipment, net	81	114
Long-term inventory	74,225	77,615
Operating lease right-of-use asset	7,876	8,310
Other long-term assets	1,324	1,360
Intangible asset, net	18,575	19,304
TOTAL ASSETS	$790,013	$831,684
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$67,600	$52,762
Accrued expenses and other current liabilities	154,440	204,174
Current deferred revenue	2,341	2,341
Total current liabilities	224,381	259,277
Long-Term Liabilities:
Long-term deferred revenue	2,108	2,509
Long-term operating lease liability	8,389	8,737
Other long-term liabilities	9,199	9,064
Total liabilities	244,077	279,587
Stockholders’ Equity:
Common stock	304,742	302,756
Additional paid-in capital	1,902,698	1,899,456
Treasury stock	(65,188)	(63,752)
Accumulated deficit	(1,596,316)	(1,586,363)
Total stockholders’ equity	545,936	552,097
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$790,013	$831,684

CONSOLIDATED STATEMENTS OF OPERATIONS DATA
(U.S. GAAP)
Unaudited

	Three months ended March 31,
	(in thousands, except per share amounts)
	2024	2023
Product revenue, net	$55,156	$84,654
Licensing and royalty revenue	1,363	1,321
Total revenue, net	56,519	85,975
Less: Cost of goods sold	24,615	25,794
Less: Cost of goods sold - restructuring inventory	—	12,254
Gross margin	31,904	47,927
Operating expenses:
Selling, general and administrative (1)	39,889	59,587
Research and development (1)	5,598	5,681
Total operating expenses	45,487	65,268
Operating loss	(13,583)	(17,341)
Interest income, net	3,383	2,221
Other income, net	1,545	624
Loss from operations before taxes	(8,655)	(14,496)
Provision for income taxes	(1,298)	(1,964)
Net loss	$(9,953)	$(16,460)
Loss per share:
Basic	$(0.02)	$(0.04)
Diluted	$(0.02)	$(0.04)
Weighted average shares:
Basic	410,146	406,177
Diluted	410,146	406,177

(1) - Excluding non-cash stock-based compensation, selling, general and administrative expenses were $35,677 and $55,244 for the three months ended March 31, 2024 and 2023, respectively, and research and development expenses were $4,592 and $4,468, respectively, for the same periods.

RECONCILIATION OF NON-GAAP NET INCOME (LOSS)
Unaudited

	Three months ended March 31,
	(in thousands, except per share amounts)
	2024	2023
Net loss for EPS[1] - GAAP	(9,953)	(16,460)
Non-cash stock-based compensation expense	5,218	5,557
Restructuring inventory	—	12,254
Advisor fees	—	6,270
Adjusted net (loss) income for EPS[1] - non-GAAP	$(4,735)	$7,621

[1]basic and diluted

(Loss) earnings per share:
Basic - non-GAAP	$(0.01)	$0.02
Diluted - non-GAAP	$(0.01)	$0.02

Weighted average shares:
Basic	410,146	406,177
Diluted	410,146	408,932